UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014

EPIZYME, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35945	26-1349956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 229-5872

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 2, 2014, Epizyme, Inc. (the “Company”) announced that Jason Rhodes had submitted his resignation as President and Chief Financial Officer of the Company, effective September 30, 2014, to pursue opportunities in venture capital. Mr. Rhodes will remain as President and Chief Financial Officer through September 30, 2014.

Mr. Rhodes has agreed to serve as a consultant to the Company for a three-month period following his resignation under the terms of a consulting agreement entered into with the Company on September 2, 2014 that will become effective upon the effectiveness of Mr. Rhodes’ resignation. Under the terms of the consulting agreement, Mr. Rhodes will provide consulting services to the Company for up to 30 hours per month for a consulting fee of $400 per hour to assist with the transition.

Item 7.01	Regulation FD Disclosure

On September 2, 2014, the Company issued a press release relating to Mr. Rhodes’ resignation. A copy is furnished herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting agreement dated as of September 2, 2014 by and between the Registrant and Jason P. Rhodes

99.1	Press release issued by the Company on September 2, 2014*

*	The exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIZYME, INC.

Date: September 2, 2014	By:	/s/ Robert J. Gould

Robert J. Gould, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting agreement dated as of September 2, 2014 by and between the Registrant and Jason P. Rhodes

99.1	Press release issued by the Company on September 2, 2014